             As filed with the Securities and Exchange Commission
                               on June 19, 1995

                                                   Registration No. 33-_________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                  WABAN INC.
              (Exact name of issuer as specified in its charter)

            DELAWARE                                          33-0109661
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                           Identification Number)

        ONE MERCER ROAD, NATICK, MASSACHUSETTS                  01760
      (Address of Principal Executive Offices)                (Zip Code)

                        1995 DIRECTOR STOCK OPTION PLAN
                           (Full title of the Plan)

                             MARK G. BORDEN, ESQ.
                                 HALE AND DORR
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                    (Name and address of agent for service)

                                (617) 526-6000
         (Telephone number, including area code, of agent for service)

================================================================================

                        CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
Title of                       maximum        maximum
securities       Amount        offering       aggregate       Amount of
to be            to be         price          offering        registration
registered       registered    per share      price           fee
- ----------       ----------    ---------      ---------       ------------
Common Stock,    150,000       $15.50(1)      $2,325,000(1)      $801.72
$.01 par         shares
value

- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 13, 1995 in accordance with Rules
     457(c) and 457(h) of the Securities Act of 1933.

================================================================================

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Registrant's 1995 Director Stock Option Plan (the "Plan") pursuant to Rule 428(b)(l) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference
              -----------------------------------------------

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share, contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities
              -------------------------

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

          The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr, Boston, Massachusetts.

     Item 6.  Indemnification
              ---------------

          Under Article Tenth of the Registrant's Restated Certificate of Incorporation, as amended (the "Certificate"), each person who is a director or officer of the Registrant shall be indemnified by the Registrant to the full extent permitted by the law of the state of Delaware.

Indemnification and Insurance
- -----------------------------

     Under Delaware law, directors and officers of the Registrant, as well as other employees and individuals, may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such actions and Delaware law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant.

     The Certificate provides that each person who was or is made a party to, or is involved in any action, suit, proceeding or claim by reason of the fact that he or she is or was a director, officer or employee of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent for any other entity) shall be indemnified and held harmless by the Registrant, to the full extent authorized by Delaware law, as in effect from time to time, against all expenses (including attorney's fees), judgments, fines, penalties and amounts to be paid in settlement incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

     The rights to indemnification and the payment of expenses provided by the Certificate do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the Certificate shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The Certificate provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate or the Registrant's By-Laws, or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

     The Registrant has also entered or will enter into indemnification agreements with each of its directors and officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a director or officer or served at the Registrant's request as a director or officer of another organization (except that indemnification is not provided against judgment and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except to the extent Delaware law permits broader contractual indemnification. These indemnification agreements provide procedures, presumptions and remedies which substantially strengthen the indemnity rights beyond those provided by the Certificate and by Delaware law.

     The Registrant maintains insurance, at its expense, to protect itself and any of its directors, officers, employees or agents covered thereby against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware law. The Registrant intends to maintain such insurance so long as such insurance is available at reasonable rates.

Elimination of Liability in Certain Circumstances
- -------------------------------------------------

     Consistent with applicable provisions of Delaware law, the Certificate limits a director's monetary liability to the Registrant or its stockholders for breach of fiduciary duty, except for situations entailing bad faith, intentional misconduct, unlawful dividend payments or stock repurchases, acquisition of improper personal benefit or breach of duty of loyalty. Future amendments to such provisions of Delaware law will automatically be applied to the Registrant without any requirement of stockholder approval. Such exculpation provisions would not limit directors' liability for violation of the federal securities laws. Such provisions also do not apply to officers who are not directors of the Registrant.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------

          Not applicable.

     Item 8.  Exhibits
              --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings
              ------------

          1.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however that paragraphs (i) and (ii) do not apply if the
          --------  -------
Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, Massachusetts, on the 13th day of June, 1995.


                                          WABAN INC.



                                          By:/s/ Herbert J. Zarkin
                                             -----------------------------
                                             Herbert J. Zarkin
                                             President and
                                             Chief Executive
                                             Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Waban Inc., hereby severally constitute Herbert J. Zarkin, Sarah M. Gallivan and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Waban Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                     Title
       ---------                     -----
/s/ Sumner L. Feldberg         Chairman of the Board      June 13, 1995
- --------------------------
Sumner L. Feldberg             of Directors


/s/ Herbert J. Zarkin          Director, President and    June 13, 1995
- --------------------------
Herbert J. Zarkin              Chief Executive Officer
                               (Principal Executive
                               Officer)

/s/ Edward J. Weisberger       Senior Vice President      June 13, 1995
- ---------------------------
Edward J. Weisberger           and Chief Financial
                               Officer and Treasurer
                               (Principal Financial
                               and Accounting Officer)

/s/ S. James Coppersmith       Director                   June 13, 1995
- ---------------------------
S. James Coppersmith


/s/ Stanley H. Feldberg        Director                   June 13, 1995
- --------------------------
Stanley H. Feldberg


/s/ Kerry L. Hamilton          Director                   June 13, 1995
- --------------------------
Kerry L. Hamilton


/s/ Allyn L. Levy              Director                   June 13, 1995
- --------------------------
Allyn L. Levy


/s/ Arthur F. Loewy            Director                   June 13, 1995
- --------------------------
Arthur F. Loewy


/s/ Thomas J. Shields          Director                   June 13, 1995
- -----------------------
Thomas J. Shields


/s/ Lorne R. Waxlax            Director                   June 13, 1995
- -----------------------
Lorne R. Waxlax

                                 EXHIBIT INDEX
                                 -------------
Exhibit
Number           Description
- ------           -----------

4.1              Restated Certificate of
                 Incorporation of the
                 Registrant (1)

4.2              By-laws, as amended, of the
                 Registrant (2)

4.3              Rights Agreement dated as of
                 May 23, 1989 between the
                 Registrant and Morgan
                 Shareholder Services Trust
                 Company, as Rights Agent (1)

4.4              Indenture dated as of July 1,
                 1992 between the Registrant
                 and Continental Bank,
                 National Association, as
                 Trustee, with respect to
                 6 1/2% Convertible
                 Subordinated Debentures due
                 July 1, 2002 (3)

4.5              Form of Indemnification
                 Agreement between the
                 Registrant and its officers
                 and directors (2)

5.1              Opinion of Hale and Dorr


23.1             Consent of Hale and Dorr
                 (included in Exhibit 5.1)

23.2             Consent of Coopers & Lybrand
                 L.L.P.


24.1             Power of Attorney (included
                 on the signature page of this
                 Registration Statement)

     __________

     (1)  Incorporated herein  by reference to the Registrant's Form 10
          (#1-10259)

     (2) Incorporated herein by reference to the Registrant's Form 10-K for the fiscal ye ar ended January 27, 1990

     (3)  Incorporated herein  by reference to the Registrant's Form S-3
          (#33-48423)